UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2005

SPACEHAB, Incorporated

(Exact name of registrant as specified in its charter)

Washington	0-27206	91-1273737
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12130 Galveston Road (Hwy 3), Building 1, Webster, Texas	77598
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 558-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2005 the Company entered into an agreement with Daniel A. Bland Jr. whereas Mr. Bland will provide consulting services to the Company. The initial term of the agreement begins July 2, 2005 and ends July 1, 2006 with additional periods of six months each. The Company shall pay Mr. Bland a retainer fee at the rate of $6,000 per month. In addition, in any month that Mr. Bland works over fifty hours in a month, he shall be paid at a rate of $125 per hour worked. Mr. Bland retired as Senior Vice President of our Space Flight Services business unit on June 30, 2005.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective June 30, 2005, Daniel A. Bland, Jr. retired as Senior Vice President of our Space Flight Services business unit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPACEHAB, Incorporated
(Registrant)

Date May 19, 2005	By	/s/ Nicholas G. Morgan

(Signature)*
Nicholas G. Morgan
Vice President, Controller and Chief Accounting Officer

*Print	name and title of the signing officer under his signature.